UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2010

TAKEDOWN ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153510	26-2801338
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

4133 Stanford Avenue, Dallas, TX	75225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 368-7746

SILVER BAY RESOURCES, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 7.01 Regulation FD Disclosure

Effective June 30, 2010, we effected a one (1) old for five (5) new forward stock split of our issued and outstanding shares of common stock. As a result, our authorized capital increased from 75,000,000 shares of common stock to 375,000,000 shares of common stock and the issued and outstanding increased from 22,000,000 shares of common stock to 110,000,000 shares of common stock, all with a par value of $0.001.

Also effective June 30, 2010, we changed our name from “Silver Bay Resources, Inc.” to “Takedown Entertainment Inc”. The forward stock split and name change were approved on June 2, 2010 by 54.54% of the holders of our common stock by way of a written consent resolution. A formal meeting was not held.

The forward stock split and name change becomes effective with the Over-the-Counter Bulletin Board at the opening for trading on June 30, 2010 under the new symbol “SRBRD”. The “D” on our trading symbol will be removed 20 days after June 30, 2010. Our new CUSIP number is 87406U100.

Item 9.01 Financial Statements and Exhibits

3.01	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKEDOWN ENTERTAINMENT INC.

/s/ Peter E. Wudy
Peter E. Wudy
President and Director

Date: June 30, 2010